Exhibit 99.1

HP Inc. 1501 Page Mill Road Palo Alto, CA 94304 hp.com

Media Statement

HP Inc. Ushers in New Era of Innovation, Empowers Everyone, Everywhere to Keep Reinventing
Editorial contacts Corporate Communications mediarelations@hp.com www.hp.com/go/newsroom	PALO ALTO, Calif., Nov. 2, 2015 – Today, HP Inc. (HPQ) celebrated its global launch as a new, publicly listed Fortune 100 corporation. A global leader in printing and personal systems, the company is focused on creating technology that makes life better for everyone, everywhere.

Backed by nearly 50,000 employees and drawing from a 76-year legacy of engineered innovation, the reinvented HP Inc. aims to create a world where technology works around the needs of society and adapts to every business and person, to their context and environment, helping them move from ideation to creation effortlessly and naturally.

“In an ever-changing, connected world, HP Inc. will keep reinventing itself, its technologies and what tomorrow holds, so industries, communities and individuals can keep reinventing how they operate, ideate and create what matters the most to them,” said Dion Weisler, president and chief executive officer, HP Inc. “We approach this challenge with the heart and energy of a startup coupled with the brain, muscle and determination of a Fortune 100 corporation.”

The company will build on its market leadership in printing and PCs to make it easier and more enjoyable for customers to print, as well as introduce personal systems that combine outstanding design and user experience with great value. HP Inc. will also pursue growth in adjacent markets, such as copiers, graphics printing and commercial mobility in key verticals. Finally, the company will define future market categories through its 3D printing and immersive computing platforms that fuse together the physical and digital worlds.

“We intend to amaze through the people we hire, the technology we create, the experiences we enable and the way we treat our customers and each other,” said Weisler. “We have a once in a lifetime opportunity to spark a flame that could change the world forever. We have every intention of seizing this moment and will keep reinventing for generations to come.”

For more information, visit the HP Inc. newsroom at www.hp.com.
About HP Inc.

HP Inc. creates technology that makes life better for everyone, everywhere. Through our portfolio of printers, PCs, mobile devices, solutions, and services, we engineer experiences that amaze. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility the company’s business may not perform as expected; that the company may be unable to successfully implement separation strategies; and other risks that are described in the company’s reports to the U.S. Securities and Exchange Commission, including but not limited to the risks described in the company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2014 and the company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended April 30, 2015 and July 31, 2015. The company assumes no obligation to update these forward-looking statements.

© 2015 HP Inc. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.